UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2015, the Federal Housing Finance Agency (“FHFA”) directed Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), pursuant to the Equity in Government Compensation Act of 2015, to suspend the current compensation package for its Chief Executive Officer (“CEO”) effective as of November 25, 2015, and replace it with the CEO compensation package that was in place January 1, 2015. For a description of the January 1, 2015 compensation package, see “EXECUTIVE COMPENSATION” in the Annual Report on Form 10-K filed by Freddie Mac on February 19, 2015. For the period from July 1, 2015 through November 24, 2015, Freddie Mac’s CEO was a participant in the company’s Executive Management Compensation Program (“EMCP”) and was eligible to receive Fixed and At-Risk Deferred Salary in addition to Base Salary. For a description of the CEO’s compensation under the EMCP, see the Current Report on Form 8-K filed by Freddie Mac on July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: December 4, 2015